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EXHIBIT 99B.7
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INCOME FROM OPERATIONS               U S WEST COMMUNICATIONS, Inc
(UNAUDITED)
                                        Quarter Ended
                                         December 31,
Dollars in millions                     1993        1992  % Change
- -----------------------------------------------------------------
OPERATING REVENUES
 Local service                        $987.1      $934.4     5.6
 Access charges - interstate           554.3       515.6     7.5
 Access charges - intrastate           169.5       171.4    (1.1)
 Long distance network service         358.9       355.5     1.0
 Miscellaneous                         145.8       128.7    13.3
                                 --------------------------------
    Total operating revenues         2,215.6     2,105.6     5.2

OPERATING EXPENSES
 Employee-related costs                757.5       773.6    (2.1)
 Other operating expenses              412.4       366.8    12.4
 Taxes other than income taxes          89.5        70.1    27.7
 Depreciation and amortization         451.9       436.4     3.6
                                 --------------------------------
    Total operating expenses         1,711.3     1,646.9     3.9
                                 --------------------------------
INCOME FROM OPERATIONS                $504.3      $458.7     9.9
                                 ================================

Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.

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